Exhibit 99.1

The Bon-Ton Stores, Inc. Announces Quarterly Cash Dividend

YORK, Pa.--(BUSINESS WIRE)--September 9, 2014--The Bon-Ton Stores, Inc. (Nasdaq:BONT) today announced the Board of Directors declared a cash dividend of five cents per share on the Class A Common Stock and Common Stock of the Company payable November 3, 2014 to shareholders of record as of October 17, 2014.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 273 stores, which includes 10 furniture galleries, in 26 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates. The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.

CONTACT:
Kim George, 717-751-3071
Divisional Vice President
Investor Relations
Kim.George@bonton.com